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                                                                  EXHIBIT 3.1(b)

                          CERTIFICATE OF DESIGNATION,
                      PREFERENCES AND RIGHTS OF SERIES A
                     PARTICIPATING JUNIOR PREFERRED STOCK


                               NEW TENNECO INC.


            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


     The undersigned, Chairman of the Board and Secretary of New Tenneco Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on December 11, 1996, adopted the following resolution creating a series of 3,500,000 shares of Preferred Stock designated as Series A Participating Junior Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Junior Preferred Stock" and the number of shares constituting such series shall be 3,500,000.

     Section 2. Dividends and Distributions.

     (A) The dividend rate on the shares of Series A Participating Junior Preferred Stock for each quarterly dividend period (hereinafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, shall be equal (rounded to the nearest cent) to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the common stock, par value

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$.01 per share, of this Corporation (the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series A Participating Junior Preferred Stock. In the event the Corporation shall at any time after December 11, 1996 (the "Record Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in each of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Participating Junior Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation and will vote together with the shares of Common Stock as one class on all such matters. In the event the Corporation shall at any time after the Record Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
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     (B)  (i)    If at any time dividends on any Series A Participating Junior
Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Participating Junior Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Participating Junior Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrences of such arrearage.

          (ii) During any period when the holders of Series A Participating Junior Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Participating Junior Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each additional Director shall not be a member of Class I, Class II or Class III of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this
Section 3B.

          (iii) A Director elected pursuant to the terms hereof may be removed without cause by the holders of Series A Participating Junior Preferred Stock entitled to vote in an election of such Director.

          (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Participating Junior Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series A Participating Junior Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

          (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Participating Junior Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant hereto, or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Participating Junior Preferred Stock to vote as provided in this Section 3(B) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Participating Junior Preferred Stock shall have only the voting rights elsewhere herein set forth.

     Section 4. Reacquired Shares. Any shares of Series A Participating Junior Preferred Stock Purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their
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cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 5. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Participating Junior Preferred Stock shall be entitled to receive the greater of (a) $100.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Record Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 6. Optional Redemption. (a) The Company shall have the option to redeem the whole or any part of the Series A Participating Junior Preferred Stock at any time at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Company shall at any time after the Record Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Junior Preferred Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market
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("NASDAQ") or such other system then in use or, if on any such date, the Common
Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

          (b) Notice of any such redemption shall be given by mailing to the holders of the Series A Participating Junior Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Participating Junior Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Participating Junior Preferred Stock. If less than all the outstanding shares of Series A Participating Junior Preferred Stock are to be redeemed, the redemption shall be made by lot as determined by the Board of Directors.

          (c) The notice of redemption to each holder of Series A Participating Junior Preferred Stock shall specify (a) the number of shares of Series A Participating Junior Preferred Stock of such holder to be redeemed, (b) the date fixed for redemption, (c) the redemption price and (d) the place of payment of the redemption price.

          (d) If any such notice of redemption shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Company with the bank or trust company designated in such notice, doing business in Greenwich, Connecticut, and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Participating Junior Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall no longer be deemed outstanding and shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, up to the close of business on the fifth day before the date fixed for redemption. In case less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to
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the Company from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Company, after which the holders of shares of Series A Participating Junior Preferred Stock called for redemption shall look only to the Company for payment thereof.

     Section 7. Fractional Shares. Series A Participating Junior Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Junior Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of the 11th day of December, 1996.

                                         NEW TENNECO INC.


                                         /s/ DANA G. MEAD
                                         ____________________________________
                                         Dana G. Mead
                                         Chairman and Chief Executive Officer


Attest:


/s/ KARL A. STEWART
____________________________
Karl A. Stewart
Vice President and Secretary